                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
                      the Securities Exchange Act of 1934

      Filed by the Registrant /X/
      Filed by a Party other than the Registrant / /

      Check the appropriate box:
      / /        Preliminary Proxy Statement
      / /        Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
      /X/        Definitive Proxy Statement
      / /        Definitive Additional Materials
      / /        Soliciting Material Pursuant to Section 240.14a-11(c) or
                 Section 240.14a-12

                         ROBERT HALF INTERNATIONAL INC.
                        --------------------------------
                (Name of Registrant as Specified In Its Charter)

                         ROBERT HALF INTERNATIONAL INC.
                        --------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

/X/        No fee required.
/ /        Fee computed on table below per Exchange Act Rules 14a-6(i)(4)
           and 0-11
           1)   Title of each class of securities to which transaction
                applies:
                ------------------------------------------------------------
           2)   Aggregate number of securities to which transaction applies:
                ------------------------------------------------------------
           3)   Per unit price or other underlying value of transaction
                computed pursuant to Exchange Act Rule 0-11:
                ------------------------------------------------------------
           4)   Proposed maximum aggregate value of transaction:
                ------------------------------------------------------------
           5)   Total fee paid:
                ------------------------------------------------------------
/ /        Fee paid previously with preliminary materials
/ /        Check box if any part of the fee is offset as provided by
           Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
           1)   Amount Previously Paid:
                ------------------------------------------------------------
           2)   Form, Schedule or Registration Statement No.:
                ------------------------------------------------------------
           3)   Filing Party:
                ------------------------------------------------------------
           4)   Date Filed:
                ------------------------------------------------------------

                         ROBERT HALF INTERNATIONAL INC.
                              2884 SAND HILL ROAD
                          MENLO PARK, CALIFORNIA 94025

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                            ------------------------

                                   TO BE HELD
                             THURSDAY, MAY 4, 2000
                                   9:00 A.M.

To the Stockholders:

    The annual meeting of stockholders of ROBERT HALF INTERNATIONAL INC. (the "Company") will be held at 9:00 a.m. on Thursday, May 4, 2000 at The Westin Hotel--San Francisco Airport, 1 Old Bayshore Highway, Millbrae, California, 94030. The meeting will be held for the following purposes:

     1. To elect three directors.

     2. To ratify certain amendments to the Company's Equity Incentive Plan and re-approve the plan, as amended, in its entirety.

     3. To ratify certain amendments to the Company's Annual Performance Bonus Plan and re-approve the plan, as amended, in its entirety.

     4. To transact such other business as may properly come before the meeting or any adjournment of the meeting.

    Only stockholders of record at the close of business on March 9, 2000 are entitled to notice of, and to vote at, the meeting and any adjournment of the meeting.

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                          STEVEN KAREL
                                          SECRETARY

Menlo Park, California
March 24, 2000

                                  --IMPORTANT--
WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE SIGN AND RETURN THE ENCLOSED FORM AS PROMPTLY AS POSSIBLE IN THE ENCLOSED POST-PAID ENVELOPE. ALTERNATIVELY, YOU MAY, IF YOU WISH, VOTE VIA THE INTERNET OR VIA TOLL-FREE TELEPHONE CALL FROM A TOUCH-TONE TELEPHONE IN THE U.S. BY FOLLOWING THE DIRECTIONS ON THE ENCLOSED FORM. IF YOU ATTEND THE MEETING AND SO DESIRE, YOU MAY WITHDRAW YOUR PROXY AND VOTE IN PERSON.
                         THANK YOU FOR ACTING PROMPTLY.

                         ROBERT HALF INTERNATIONAL INC.

                              -------------------

                                PROXY STATEMENT
                              -------------------

                                  INTRODUCTION

    The enclosed proxy is solicited on behalf of the present Board of Directors (sometimes referred to as the "Board") of Robert Half International Inc., a Delaware corporation (the "Company"), the principal executive offices of which are located at 2884 Sand Hill Road, Menlo Park, California 94025. The approximate date on which this proxy statement and the enclosed proxy are being mailed to the Company's stockholders is March 24, 2000. The proxy is solicited for use at the annual meeting of stockholders (the "Meeting") to be held at 9:00 a.m. on Thursday, May 4, 2000, at The Westin Hotel--San Francisco Airport, 1 Old Bayshore Highway, Millbrae, California, 94030. Only stockholders of record on March 9, 2000 will be entitled to notice of, and to vote at, the Meeting and any adjournment of the Meeting. Each share is entitled to one vote. At the close of business on March 9, 2000 the Company had outstanding and entitled to vote 88,566,384 shares of its common stock, $.001 par value ("Common Stock").

    A stockholder giving a proxy in the form accompanying this proxy statement has the power to revoke the proxy prior to its exercise. A proxy can be revoked by an instrument of revocation delivered prior to the Meeting to the Secretary of the Company, by a duly executed proxy bearing a date later than the date of the proxy being revoked, or at the Meeting if the stockholder is present and elects to vote in person. Solicitation of proxies may be made by directors, officers or employees of the Company by telephone or personal interview as well as by mail. Costs of solicitation will be borne by the Company.

    An automated system administered by the Company's transfer agent will tabulate votes cast at the Meeting. Abstentions and broker non-votes are each included in the determination of the number of shares present and voting, and each is tabulated separately. Abstentions are counted in tabulations of the votes cast on proposals presented to stockholders or with respect to election of directors, whereas broker non-votes are not counted for purposes of determining whether a proposal has been approved or a nominee has been elected.

    The Company effected a three-for-two stock split in the form of a stock dividend in September 1997. All share and price per share amounts in this Proxy Statement have been restated, as appropriate, to reflect the stock split.

                      NOMINATION AND ELECTION OF DIRECTORS

NOMINEES OF THE PRESENT BOARD OF DIRECTORS

    The By-Laws of the Company provide for a Board of Directors consisting of not less than six nor more than eleven directors. The size of the Board of Directors is presently set at eight and there are no vacancies.

    The Board of Directors is divided into three classes serving staggered three year terms. Currently, there are three directors in Class II, whose terms expire in 2002, two directors in Class III, whose terms expire in 2001, and three directors in Class I, whose terms expire at the Meeting. Each Director holds office until the annual meeting in the year in which his term expires and until his successor is elected and qualified.

    The current members of Class I, whose terms expire at the Meeting, are Andrew S. Berwick, Jr., Frederick P. Furth and M. Keith Waddell, all of whom are nominees.

    Proxies cannot be voted for more than three persons. Directors are elected by a plurality of the votes of the shares present in person or represented by proxy at the Meeting. Proxies solicited by the Board will be voted "FOR" the election of Messrs. Berwick, Furth and Waddell unless stockholders specify in their proxies to the contrary. Although the Board does not expect any nominee to become unavailable to serve as a director for any reason, should that occur before the Meeting, proxies will be voted for the balance of those named and such substitute nominee as may be selected by the Board.

    The following table lists the name of each current member of the Board of Directors, his age at January 31, 2000, the Class of which he is a member and the period during which he has served as a director.

                                                                         CURRENT    DIRECTOR
                            NAME                                AGE       CLASS      SINCE
                            ----                                ---       -----      -----
Andrew S. Berwick, Jr. .....................................     66         I         1981
Frederick P. Furth..........................................     65         I         1983
Edward W. Gibbons...........................................     63        III        1988
Harold M. Messmer, Jr. .....................................     53        III        1982
Frederick A. Richman........................................     54         II        1994
Thomas J. Ryan..............................................     75         II        1987
J. Stephen Schaub...........................................     59         II        1989
M. Keith Waddell............................................     42         I         1999

    Mr. Berwick has been President of Berwick-Pacific Corporation, a real estate development company, for more than the past five years. He is Chairman Emeritus of California Healthcare System.

    Mr. Furth has been senior partner of the law firm of Furth, Fahrner & Mason for more than the past five years. He is the Proprietor and Chairman of the Board of Chalk Hill Winery and Chairman of the Board of the Furth Family Foundation.

    Mr. Gibbons has been a partner in Gibbons, Goodwin, van Amerongen, a private merchant banking firm, since its founding in 1969. Mr. Gibbons is also currently a director of Jack in the Box, Inc.

    Mr. Messmer has been Chairman of the Board since 1988, Chief Executive Officer since 1987 and President since 1985. Mr. Messmer is a director of Airborne Freight Corporation, Health Care Property Investors, Inc. and Spieker Properties, Inc.

    Mr. Richman is a senior tax partner of the law firm of O'Melveny & Myers, of which he has been a member since 1978.

    Mr. Ryan has been Chairman of the Board of Directors and Chief Executive Officer of ISU International, a franchisor of independent insurance agents, since 1979.

    Mr. Schaub has been President and owner of J.S. Schaub & Co., Inc., a firm engaged in investments and financial consulting, for more than the past five years. Since 1984, he has also been Chief Financial Officer, part owner and a director of Northwest Energy Services, Inc., a privately owned engineering firm specializing in energy audits, installation and financing of energy conservation measures.

    Mr. Waddell has been Vice Chairman of the Company since 1999, Chief Financial Officer of the Company since 1988 and Treasurer since 1987. He served as Vice President from 1986, when he joined the Company, until 1993, and Senior Vice President from 1993 until 1999.

THE BOARD AND COMMITTEES

    The Board of Directors has standing Audit, Compensation, Stock Plan and Executive Committees. The Board currently has no standing nominating committee.

    The Audit Committee, composed of Messrs. Berwick, Richman and Schaub, met once during 1999. The function of the Audit Committee is to recommend to the full Board of Directors the firm to be retained by the Company as its independent auditors, to consult with the auditors with regard to the plan of audit, the results of the audit and the audit report, and to confer with the auditors with regard to the adequacy of internal accounting controls.

    The Compensation Committee, composed of Messrs. Furth, Berwick and Ryan, met twice during 1999. The function of the Compensation Committee is to establish compensation policies for the Company's senior officers and to administer non-stock compensation plans in which officers, directors and employees are eligible to participate.

    The Stock Plan Committee, a subcommittee of the Compensation Committee composed of Messrs. Berwick and Furth, met five times during 1999. The Stock Plan Committee administers the Company's equity incentive plans.

    The Executive Committee, composed of Messrs. Messmer, Furth and Gibbons, did not meet during 1999. The Executive Committee has all of the powers of the Board of Directors, with certain specific exceptions required by Delaware law.

    The Board met five times during 1999. Each of the directors attended at least 75% of the aggregate number of meetings of the Board and of the committees of the Board on which he served that were held while he was a member thereof.

EXECUTIVE OFFICERS

    The following table lists the name of each executive officer of the Company, his or her age at January 31, 2000, and his or her current positions and offices with the Company:

                      NAME                          AGE                          OFFICE
                      ----                        --------                       ------
Harold M. Messmer, Jr. .........................     53      Chairman of the Board, President and Chief
                                                               Executive Officer
M. Keith Waddell................................     42      Vice Chairman, Chief Financial Officer and
                                                               Treasurer
Robert W. Glass.................................     41      Senior Vice President, Corporate Development
Barbara J. Forsberg.............................     39      Senior Vice President, Corporate Services
Steven Karel....................................     49      Vice President, Secretary and General Counsel

    Mr. Glass has been Senior Vice President, Corporate Development, since 1993. He served as Vice President, Corporate Development from 1988 until 1993. From 1987 until 1988, he served as Vice President, Planning of the Company.

    Ms. Forsberg has been Senior Vice President, Corporate Services, since 2000, Vice President of the Company since 1993 and served as Controller from 1990 until 1999.

    Mr. Karel has been Vice President and General Counsel of the Company since 1989 and Secretary since 1993.

    The executive officers of the Company are also officers of the Company's wholly owned subsidiaries.

    All of the executive officers serve at the pleasure of the Board of Directors. Mr. Messmer has an employment agreement with the Company to serve as Chairman, President and Chief Executive Officer. In addition, severance agreements have been entered into with certain executive officers. See the discussion under "Compensation of Executive Officers" below.

    There are no family relationships between any of the directors or executive officers.

                           BENEFICIAL STOCK OWNERSHIP

    The following table sets forth information as of February 29, 2000 concerning beneficial ownership of Common Stock by (i) the only persons known to the Company to be beneficial owners of 5% or more of the outstanding Common Stock, (ii) each director, (iii) the five executive officers of the Company who had the highest combination of salary and bonus during 1999, and (iv) all executive officers and directors as a group. Included in share ownership are shares that may be acquired upon the exercise of options that are currently exercisable or become exercisable on or before May 31, 2000 ("Exercisable Options"). All persons have sole voting and investment power except as otherwise indicated.

                                                                 SHARES OF
                                                                COMMON STOCK     PERCENT OF
                                                                BENEFICIALLY       COMMON
                  NAME OF BENEFICIAL OWNER                         OWNED           STOCK
                  ------------------------                         -----           -----
Capital Research and Management Company ....................    8,640,000(a)          9.8%
  333 South Hope Street
  Los Angeles, CA 90071
Ronald Baron................................................    8,423,050(b)          9.5%
  Baron Capital Group, Inc.
  767 Fifth Avenue
  New York, NY 10153
Primecap Management Company ................................    7,356,100(c)          8.3%
  225 South Lake Avenue
  Pasadena, CA 91101
Ross Financial Corporation..................................    5,553,300(d)          6.3%
  P.O. Box 31363-SMB
  Grand Cayman, Cayman Islands, B.W.I.
Vanguard Primecap Fund .....................................    5,000,000(e)          5.6%
  P.O. Box 2600
  Valley Forge, PA 19482
Andrew S. Berwick, Jr. .....................................      306,000(f)          0.4%
Frederick P. Furth..........................................    2,593,300(g)          2.9%
Edward W. Gibbons...........................................      845,835(h)          1.0%
Harold M. Messmer, Jr.......................................    2,922,903(i)          3.2%
Frederick A. Richman........................................       82,500(j)          0.1%
Thomas J. Ryan..............................................      192,318(k)          0.2%
J. Stephen Schaub...........................................    1,541,225(l)          1.7%
M. Keith Waddell............................................    1,249,591(m)          1.4%
Robert W. Glass.............................................      349,708(n)          0.4%
Barbara J. Forsberg.........................................      248,812(o)          0.3%
Steven Karel................................................      208,613(p)          0.2%
All executive officers and directors as a group
  (11 persons)..............................................   10,540,805            11.5%

------------------------

(a) Information is as of December 31, 1999, the latest date for which information is available to the Company. According to a Schedule 13G filed by Capital Research and Management Company, which identified itself as an investment advisor in the Schedule 13G, sole dispositive power is held with respect to all of such shares and no voting power is held with respect to any of such shares.

(b) Information is as of March 2, 2000, the latest date for which information is available to the Company. According to a Schedule 13G filed by Mr. Baron, 769,000 of these shares are held directly by him and the remaining shares are held directly or indirectly by Baron Capital Group, Inc., BAMCO, Inc., Baron Capital Management, Inc. and Baron Asset Fund, each of which is a holding company, investment advisor or investment company of which Mr. Baron is President or Chief Executive Officer. According to the Schedule 13D, shared dispositive and voting power is held with respect to 7,654,050 of such shares.

(c) Information is as of January 31, 2000, the latest date for which information is available to the Company. According to a Schedule 13G filed by Primecap Management Company, which identified itself as an investment advisor in the
    Schedule 13G, sole dispositive power is held with respect to all of such shares and sole voting power is held with respect to 1,356,100 of such shares.

(d) Information is as of July 8, 1999, the latest date for which information is available to the Company pursuant to a Schedule 13G filed by Ross Financial Corporation.

(e) Information is as of December 31, 1999, the latest date for which information is available to the Company. According to a Schedule 13G filed by Vanguard Primecap Fund, which identified itself as an investment company in the Schedule 13G, shared dispositive power is held with respect to all of such shares and sole voting power is held with respect to all of such shares.

(f) Includes 102,000 shares that may be acquired upon the exercise of Exercisable Options.

(g) Includes 2,063,600 shares as to which Mr. Furth has voting power but not dispositive power, 162,400 shares owned by the Furth Family Foundation, a charitable foundation of which Mr. Furth is a director, as to which shares Mr. Furth has shared voting and dispositive powers, and 54,000 shares that may be acquired upon the exercise of Exercisable Options. Also includes 4,500 shares owned by Mr. Furth's wife, as to which shares he has sole voting and dispositive power.

(h) Includes 102,000 shares that may be acquired upon the exercise of Exercisable Options. Also includes 15,000 shares owned by Mr. Gibbons' wife.

(i) Includes 1,596,599 shares that may be acquired upon the exercise of Exercisable Options, 948,308 shares acquired pursuant to Company benefit plans, as to which shares Mr. Messmer has sole voting power but as to which disposition is restricted pursuant to the terms of such plans, 356,668 shares as to which Mr. Messmer shares voting and dispositive power with his wife and 17,524 shares held by Mr. Messmer as custodian for his children, as to which shares Mr. Messmer has voting and dispositive power but disclaims beneficial ownership.

(j) Includes 72,000 shares that may be acquired upon the exercise of Exercisable Options.

(k) Includes 102,000 shares that may be acquired upon the exercise of Exercisable Options and 12,750 shares held by NAYR Group, LP, of which Mr. Ryan is a limited partner. Also includes 1,000 shares held by the Ryan Foundation, as to which shares Mr. Ryan shares voting and dispositive power but in which he has no pecuniary interest.

(l) Includes 72,000 shares that may be acquired upon the exercise of Exercisable Options, 73,362 shares owned by Schaub Family Partners, LP, of which
    Mr. Schaub is general partner but has no limited partnership interest, 50,000 shares held by the Sunrise Investment Partners II, LP, of which Mr. Schaub is general partner and a limited partner and 26,500 shares held by The Schaub Foundation, as to which shares Mr. Schaub shares voting and dispositive power but in which he has no pecuniary interest. Also includes 21,900 shares as to which Mr. Schaub has dispositive power but as to which he has no pecuniary interest and 350 shares owned by Mr. Schaub's wife.

(m) Includes 678,114 shares that may be acquired upon the exercise of Exercisable Options, 412,651 shares acquired pursuant to Company benefit plans, as to which shares Mr. Waddell has sole voting power but as to which disposition is restricted pursuant to the terms of such plans and 158,826 shares as to which Mr. Waddell shares voting and dispositive power with his wife.

(n) Includes 186,672 shares that may be acquired upon the exercise of Exercisable Options, 74,199 shares acquired pursuant to Company benefit plans, as to which shares Mr. Glass has sole voting power but as to which disposition is restricted pursuant to the terms of such plans, 86,797 shares as to which Mr. Glass shares voting and dispositive power with his wife and 300 shares held by Mr. Glass's minor children.

(o) Includes 133,774 shares that may be acquired upon the exercise of Exercisable Options and 68,194 shares acquired pursuant to Company benefit plans, as to which shares Ms. Forsberg has sole voting power but as to which disposition is restricted pursuant to the terms of such plans.

(p) Includes 102,367 shares that may be acquired upon the exercise of Exercisable Options and 80,453 shares acquired pursuant to Company benefit plans, as to which shares Mr. Karel has sole voting power but as to which disposition is restricted pursuant to the terms of such plans.

                           COMPENSATION OF DIRECTORS

    Each outside director received an annual fee of $30,000 for services as a director during 1999, $1,000 for each board meeting attended, and an annual fee of $3,000 for each committee (but not subcommittee) on which he serves as a member. All directors receive reimbursement for travel and other expenses directly related to activities as directors.

    Each outside director also receives an annual option grant under the Outside Directors' Option Plan. The plan provides for the automatic granting of options to outside directors (currently all directors other than Messrs. Messmer and Waddell) on the day of each Annual Meeting of Stockholders. On such day, each outside director will receive an option for the purchase of 12,000 shares. However, if such individual has not previously been granted an option by the Company, the grant will be for the purchase of 15,000 shares, rather than 12,000 shares. The exercise price for all options is 100% of the fair market value on the date of grant. All options are for a term of ten years and will vest at the rate of 25% per year for each of the first four years. However, all options vest automatically and immediately upon the occurrence of a Change in Control (as defined in the plan) and each option granted after January 1, 1999 ("New Option") will vest automatically on death or disability. No option may be exercised until at least six months after its grant date. When an individual ceases to be a director, the unvested portions of options shall terminate immediately and the vested portions of options may be exercised for a limited period following termination, except that New Options shall remain outstanding and unaffected by the termination if it occurs after the later to occur of age 55 and seven years of service as a director or by reason of death or disability, and options granted in 1999 will remain outstanding and unaffected by termination in all circumstances. Each of the outside directors (all directors other than Messrs. Messmer and Waddell) was, pursuant to the terms of the plan, granted an option on May 13, 1999 (the date of the 1999 Annual Meeting of Stockholders) at an exercise price of $27.625 per share, the fair market value on the date of grant. Each of such grants was for an option to purchase 12,000 shares.

                         COMPARATIVE PERFORMANCE GRAPH

    Notwithstanding anything to the contrary set forth in any of the Company's previous or future filings under the Securities Act of 1933 or the Securities Exchange Act of 1934 that might incorporate by reference this Proxy Statement or future filings with the Securities and Exchange Commission, in whole or in part, the following Performance Graph shall not be deemed to be incorporated by reference into any such filings.

    The following graph compares, through February 29, 2000, the cumulative return of the Company's Common Stock, an index of certain publicly traded employment services companies, and the S&P 500. The graph assumes the investment of $100 at the end of 1994 and reinvestment of all dividends. The information presented in the graph was obtained by the Company from outside sources it considers to be reliable but has not been independently verified by the Company.

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

          ROBERT HALF INTERNATIONAL INC.  PREVIOUS PEER GROUP INDEX(A)  NEW PEER GROUP INDEX(B)  S&P 500 INDEX
12/31/94                            $100                          $100                     $100           $100
12/31/95                            $174                          $115                     $114           $138
12/31/96                            $284                          $126                     $143           $169
12/31/97                            $500                          $165                     $196           $226
12/31/98                            $556                          $141                     $178           $290
12/31/99                            $357                          $137                     $167           $351
2/29/00                             $528                          $150                     $181           $327

------------------------
(a) This index represents the cumulative total return of the Company and the following corporations providing temporary or permanent employment services:
    CDI Corp., Kelly Services, Inc., Manpower Inc. and The Olsten Corporation.

(b) This index represents the cumulative total return of the Company and the following corporations providing temporary or permanent employment services:
    CDI Corp., Kelly Services, Inc., Manpower Inc. and Interim Services Inc. The only difference between the New Peer Group and the Previous Peer Group is the substitution of Interim for Olsten. The Company's past proxy statements used the Previous Peer Group Index. However, because of the acquisition of Olsten by another entity, it is anticipated that its stock will not be available for inclusion in future peer group calculations. Instead, the Company will use the New Peer Group Index in future proxy statements.

                       COMPENSATION OF EXECUTIVE OFFICERS

    The following tables provide information as to compensation for services of the five executive officers of the Company who had the highest combination of salary and bonus with respect to 1999.

                           SUMMARY COMPENSATION TABLE

                                                ANNUAL                                     LONG TERM
                                             COMPENSATION                                COMPENSATION
                                         ---------------------   -------------------------------------------------------------
                                                                         RESTRICTED
                                                                       STOCK AWARDS(A)
                                                                 ---------------------------     SECURITIES
                                                                                  MARKET         UNDERLYING
          NAME AND                                                NUMBER OF      VALUE ON          STOCK          ALL OTHER
     PRINCIPAL POSITION         YEAR      SALARY      BONUS        SHARES      GRANT DATE(B)      OPTIONS      COMPENSATION(D)
     ------------------         ----      ------      -----        ------      -------------      -------      ---------------
Harold M. Messmer, Jr.......    1999     $525,000   $1,593,581    204,039(c)    $ 4,246,562    580,893 shares     $266,844
  Chairman and Chief            1998     $525,000   $1,668,000    226,710       $ 8,756,674    498,500 shares     $306,673
  Executive Officer             1997     $500,000   $1,204,819    380,868       $11,635,205    465,500 shares     $319,011
M. Keith Waddell............    1999     $265,000   $  834,414     93,653(c)    $ 1,949,153    340,723 shares     $290,610
  Vice Chairman                 1998     $265,000   $  834,000    123,315       $ 4,761,838    198,750 shares     $274,570
                                1997     $247,500   $  572,289    155,561       $ 4,618,412    172,500 shares     $227,434
Robert W. Glass.............    1999     $182,750   $  262,093     21,150(c)    $   440,184     31,300 shares     $109,419
  Senior Vice President         1998     $170,000   $  261,320     26,000       $ 1,039,563     39,600 shares     $104,690
                                1997     $160,000   $  228,916     12,000       $   450,000     22,850 shares     $ 94,099
Barbara J. Forsberg.........    1999     $182,750   $  167,493     15,750(c)    $   327,797     23,500 shares     $ 81,454
  Senior Vice President         1998     $170,000   $  166,800     34,000       $ 1,312,219     26,000 shares     $ 73,579
                                1997     $160,000   $  108,434     18,800       $   496,850     59,400 shares     $ 60,544
Steven Karel................    1999     $182,750   $  151,351     21,150(c)    $   440,184     30,900 shares     $ 81,323
  Vice President                1998     $170,000   $  150,120     23,500       $   907,688     34,200 shares     $ 76,266
                                1997     $160,000   $  108,434     21,500       $   806,250     32,100 shares     $ 66,484

------------------------------
(a) At December 31, 1999, Messrs. Messmer, Waddell, Glass and Karel and
    Ms. Forsberg held an aggregate of 888,410, 385,158, 64,568, 75,616 and 65,100 shares of restricted stock, respectively, having a market value, on that date of $25,375,210, $11,001,075, $1,844,224, $2,159,782 and
    $1,859,419, respectively. All restricted stock awards vest automatically upon the occurrence of a Change in Control. The executive officers have the right to receive any dividends paid on restricted shares.

(b) Determined by multiplying the number of shares granted by the fair market value of the Company's Common Stock on the date of grant, without giving effect to the diminution of value attributable to vesting restrictions.

(c) Grants vest at the rate of 25% per year over the first four years following the grant.

(d) The amounts in this column relating to 1999 include (a) $12,627 paid for life insurance for Mr. Messmer and (b) $148,103, $215,714, $90,929, $66,790
    and $68,615 allocated in the Company's records for the benefit of Messrs. Messmer, Waddell, Glass and Karel and Ms. Forsberg, respectively, pursuant to defined contribution plans that pay the benefits allocated thereunder only upon the executive officer's retirement, death or termination of employment. The amounts in this column also include amounts deemed to be compensation under the rules of the Securities and Exchange Commission related to the present value of the premium payments made by the Company for the benefit of the named executive officers under the Company's split-dollar life insurance program. Such amounts in fiscal year 1999 amounted to $106,114, $74,896, $18,490, $14,533 and $12,839 for
    Messrs. Messmer, Waddell, Glass, Karel and Ms. Forsberg, respectively. Premiums paid by the Company will be reimbursed to the Company on termination of the respective policies to the extent and provided there is sufficient cash value. Cash value in excess of such premiums is paid to the executive's beneficiary.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                             INDIVIDUAL GRANTS
                                        ------------------------------------------------------------
                                                     % OF TOTAL
                                        NUMBER OF     OPTIONS
                                        SECURITIES   GRANTED TO
                                        UNDERLYING   EMPLOYEES    EXERCISE                GRANT DATE
                                         OPTIONS     IN FISCAL    OR BASE    EXPIRATION    PRESENT
                 NAME                   GRANTED(A)      YEAR       PRICE        DATE       VALUE(B)
                 ----                   ----------      ----       -----        ----       --------
Harold M. Messmer, Jr.................    6,000(c)     0.2%       $44.50      01/01/09    $   98,655
                                        191,698(c)     5.6%       $41.8750    01/05/09    $3,256,713
                                        141,033(d)     4.2%       $24.6875    07/20/09    $1,458,312
                                        242,162(e)     7.1%       $20.8125    10/18/09    $2,148,130
M. Keith Waddell......................    3,100(c)     0.1%       $44.50      01/01/09    $   50,972
                                        161,738(c)     4.8%       $41.8750    01/05/09    $2,747,730
                                         65,217(d)     1.9%       $24.6875    07/20/09    $  674,358
                                        110,668(e)     3.3%       $20.8125    10/18/09    $  981,695
Robert W. Glass.......................    1,600(c)     0.1%       $44.50      01/01/09    $   26,308
                                         11,000(d)     0.3%       $24.6875    07/20/09    $  113,742
                                         18,700(e)     0.6%       $20.8125    10/18/09    $  165,881
Barbara J. Forsberg...................    1,000(c)     0.0%       $44.50      01/01/09    $   16,442
                                          8,333(d)     0.2%       $24.6875    07/20/09    $   86,165
                                         14,167(e)     0.4%       $20.8125    10/18/09    $  125,670
Steven Karel..........................    1,200(c)     0.0%       $44.50      01/01/09    $   19,731
                                         11,000(d)     0.3%       $24.6875    07/20/09    $  113,742
                                         18,700(e)     0.6%       $20.8125    10/18/09    $  165,881

  * In order for the assumed values to be realized, the total market value of all outstanding shares of the Company's Common Stock would have to increase by more than $1,500,000,000 from its value on the grant date.

 ** In order for the assumed values to be realized, the total market value of all outstanding shares of the Company's Common Stock would have to increase by more than $950,000,000 from its value on the grant date.

*** In order for the assumed values to be realized, the total market value of all outstanding shares of the Company's Common Stock would have to increase by more than $825,000,000 from its value on the grant date.
------------------------
(a) All grants entitle the holder to satisfy tax withholding obligations resulting from exercise by reduction in the number of shares otherwise deliverable. In addition to the specified vesting schedule, (i) the options granted to Messrs. Messmer, Waddell, Glass and Karel and Ms. Forsberg may vest upon termination of employment under certain circumstances pursuant to their respective severance agreements described below, (ii) all grants vest automatically upon death, disability or the occurrence of a change in control and (iii) all grants are subject to accelerated vesting at the discretion of the Stock Plan Committee.

(b) Calculated in accordance with the Binomial Model for estimating the value of stock options, which estimates the present value of an option based upon assumptions as to future variables such as interest rate and stock price volatility. The Binomial calculations assumed an expected volatility of 42.58%, an interest rate of between 4.56% and 6.03%, depending on the grant date, no dividends, a 3% annual reduction until the option is fully vested to reflect risk of forfeiture and a tenor of 5.5 years. The actual value, if any, realized on the exercise of an option will depend on the excess of the fair market value of the stock over the exercise price on the date the option is exercised, and may be substantially different from the value estimated by the Binomial Model.

(c) This option becomes exercisable in four equal annual installments on each of December 31, 1999, December 31, 2000, December 31, 2001 and December 31, 2002.

(d) This option becomes exercisable in four equal annual installments on each of July 20, 2000, July 20, 2001, July 20, 2002 and July 20, 2003.

(e) This option becomes exercisable in four equal annual installments on each of October 18, 2000, October 18, 2001, October 18, 2002 and October 18, 2003.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

                                                               NUMBER OF                     VALUE OF
                                                         SECURITIES UNDERLYING              UNEXERCISED
                                                              UNEXERCISED                  IN-THE-MONEY
                                 SHARES                         OPTIONS                       OPTIONS
                                ACQUIRED                  AT FISCAL YEAR-END            AT FISCAL YEAR-END
                                   ON       VALUE     ---------------------------   ---------------------------
             NAME               EXERCISE   REALIZED   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
             ----               --------   --------   -----------   -------------   -----------   -------------
Harold M. Messmer, Jr.........        0         0      1,506,599      1,190,407     $17,260,324    $ 4,824,865
M. Keith Waddell..............        0         0        648,114        526,993     $ 7,415,193    $ 2,022,651
Robert W. Glass...............        0         0        185,422         81,563     $ 3,384,625    $   283,789
Barbara J. Forsberg...........        0         0        164,278         74,768     $ 2,807,858    $   279,780
Steven Karel..................        0         0        102,367         82,688     $ 1,275,356    $   274,111

    Harold M. Messmer, Jr., Chairman of the Board, President and Chief Executive Officer, has an employment agreement with the Company terminating December 31, 2003. Under the terms of the employment agreement, Mr. Messmer will receive a base annual salary of not less than $525,000 and will receive certain other benefits, including life insurance and tax planning. In the event the employment of Mr. Messmer is terminated involuntarily other than for cause, or voluntarily within one year following a change in control of the Company, he is entitled to receive severance compensation. The amount of such severance compensation shall be, at Mr. Messmer's election, either (i) an annual payment, through the stated expiration date of his agreement, equal to the sum of his base salary, at the rate in effect on the date of termination, and an amount equal to his bonus for the calendar year prior to termination, or (ii) the present value of such payments. If Mr. Messmer's employment is terminated by reason of death or disability, he or his estate will receive only 75% of his base salary through the termination date of the agreement and will not receive any amount in lieu of bonus. If Mr. Messmer's employment terminates other than for cause, he and his wife will continue thereafter to participate in the Company's healthcare plan for its employees, at Company expense. The employment agreement provides for automatic renewal for an additional year on each December 31.

    Severance agreements have been entered into with Messrs. Messmer, Waddell, Glass and Karel. Each severance agreement provides that the employee will be paid 24 months base salary (36 months if the employee has served as a director) if his employment is terminated without cause, as defined in the agreement. The terminated employee will also receive a pro rata share of any bonus he would otherwise have received pursuant to any bonus plan if his employment had not been terminated, such amount to be paid when bonuses are generally paid pursuant to the plan. However, if the termination occurs within one year following a change in control of the Company (as defined in the agreements), then in lieu of the foregoing bonus payment the employee will receive monthly payments equal to 1/12 of the prior year's bonus for 24 months (36 months if the employee has served as a director). In addition, if the employee has served as a director, the foregoing payments will also be made in the event of any voluntary termination within one year following a change in control. (Notwithstanding the foregoing, no individual shall receive salary and bonus payments under both this agreement and any other agreement. Instead, only the greater of such benefits provided by either agreement shall be paid.) On the termination date, any unvested stock or options would become fully vested, as would any amounts accrued for the employee's benefit under the Deferred Compensation Plan or Senior Executive Retirement Plans (defined contribution plans that pay benefits only upon retirement, death or other termination of employment). The Company has also entered into a severance agreement with Ms. Forsberg which provides for the foregoing benefits in the event of a termination of her employment without cause within one year following a change in control.

    The Company has entered into Consulting Agreements with each of Messrs. Messmer, Waddell, Glass and Karel and Ms. Forsberg. Each Consulting Agreement provides that the employee will be retained as a consultant for a four year period following retirement. The individual will provide advice and counsel as requested during the consulting period and will be prohibited from competing with the Company during that period. In return, the individual will receive an annual fee during the consulting period equal to 8% of the total cash base salary and bonus paid during the last complete calendar year prior to retirement, and stock option and restricted stock awards made prior to retirement will remain outstanding. For purposes of the Consulting Agreements, retirement is defined to be any termination by the employee of his or her employment subsequent to the later of age 55 or 20 years of service.

    The Company had in effect a key executive retirement plan, which was terminated in 1987. Participants in the plan prior to its termination will continue to receive benefits thereunder. The only current employee participating in the plan is Mr. Messmer, who participates pursuant to a separate retirement agreement. Under Mr. Messmer's retirement agreement, as amended, if Mr. Messmer's employment is terminated (whether voluntarily or involuntarily) for any reason, he is to receive monthly benefits commencing the month following the date of his employment termination. Monthly benefit payments are a specified percentage, depending upon his age at retirement, (the "Retirement Percentage") of the sum of $2,500 plus 1/12 of Mr. Messmer's highest combination of Salary and Bonus (as such terms are defined in his retirement agreement) with respect to any of the five calendar years prior to the date his employment with the Company terminates. For purposes of the retirement agreement, Salary is defined as the greater of (a) actual cash base salary paid during the year or (b) the amount calculated for the year by increasing $413,019 annually each calendar year after 1995 on a compound basis by the annual percentage increase in the Consumer Price Index for the preceding calendar year (but not by more than 10% or less than 4%) through the date of retirement. Bonus is defined as cash bonus or amounts paid in lieu of cash bonus. The Retirement Percentage (which was established at its current levels on the recommendation of an outside compensation consulting firm) is 30% if Mr. Messmer retires at age 50, and increases by 0.25% for each month Mr. Messmer delays his retirement beyond age 50, to a maximum of 66% if Mr. Messmer retires at or after age 62. Notwithstanding the foregoing, the Retirement Percentage is 66% if a Change in Control (as defined in the plan) occurs prior to Mr. Messmer's retirement. Such monthly benefits will be increased annually thereafter by the rate of increase in the consumer price index (but not more than 7 1/2%) that existed at the end of the calendar year prior to his retirement, plus any additional increases in such rate (but not more than a total of 7 1/2%) that occur in subsequent calendar years, and are to be paid until his death. For the first 15 years after his termination of employment, Mr. Messmer or his beneficiary will also receive a supplemental monthly benefit that varies depending upon his retirement age, which benefit will be $6,241 per month if he retires at age 50, and increases by 8%, compounded, for each year he delays his retirement beyond age 50 through, but not beyond, age 62. This supplemental benefit is not subject to the annual CPI increase provisions. The retirement agreement also provides that if Mr. Messmer dies before his employment is otherwise terminated or after his employment terminates but before receiving 180 monthly retirement payments, such payments are to be made to his designated beneficiary beginning the month following his death until an aggregate of 180 monthly retirement payments have been made. If his designated beneficiary is his wife, after the payment for the 180th month has been made, she will continue to receive monthly payments until her death of half the amount he would have received. Both of these death benefits are subject to the annual CPI increase provisions. Pursuant to the retirement agreement, the Company will annually fund an irrevocable grantor trust as necessary to provide for its obligations under the retirement agreement. Upon Mr. Messmer's termination of employment, the Company will deliver to him (or his beneficiary) an annuity or, at his request, a lump sum cash payment, and annually thereafter the Company will pay him any additional post-retirement CPI increases.

    The Company has adopted an Excise Tax Restoration Agreement under which the current executive officers and directors who become subject to such a tax in connection with a change of control receive a cash payment equal to the sum of the excise tax due, in addition to an amount necessary to restore the individual to the same after-tax position as if no excise tax had been imposed.

                  PROPOSAL REGARDING THE EQUITY INCENTIVE PLAN

    The Company's Equity Incentive Plan (the "Incentive Plan"), originally adopted by stockholders as the "1993 Incentive Plan" in 1993 and amended by stockholders in 1996, provides for the discretionary grant of stock options and restricted stock by the Stock Plan Committee to key employees. Section 162(m) of the Internal Revenue Code requires that the stockholders re-approve the material terms of the Incentive Plan at least every five years. In addition to ratification of certain amendments described below, the Company is asking stockholders to re-approve the Incentive Plan in order to satisfy
Section 162(m).

PROPOSAL

    The Company has long adhered to a policy of emphasizing equity grants in its compensation of senior management. By making a significant portion of executive compensation contingent upon long-term positive share price performance, the interests of management are aligned with the interests of stockholders. The Board of Directors believes that this philosophy has served the Company well, and intends to continue this policy in the future. However, the Board has noted that the significant expansion of the Company's operations in recent years has, as can be expected, necessitated an increase in the number of senior managers.

    The Incentive Plan currently provides that the total number of shares that may be issued or transferred in each calendar year under such plan is 1.5% of the total issued and outstanding shares of the Company (excluding treasury shares) as of January 1 of that year. The Incentive Plan also currently provides that the number of shares of stock with respect to which grants may be made to any one individual in any calendar year may not exceed 75% of the number of shares of stock available for grants during 1994. In order to continue the policy of emphasizing equity in the compensation of senior managers, the Board believes that it would be appropriate to increase the number of shares available for aggregate and individual annual grants under the Incentive Plan. Accordingly, it is proposed that stockholders approve amendments that would
(i) increase the number of shares available in each year, commencing with 2000, to 2% of the issued and outstanding shares (excluding treasury shares) as of January 1 of that year and (ii) increase the number of shares that can be granted to an individual in any calendar year, commencing with 2000, to 1.5% of the number of shares of stock issued and outstanding (excluding treasury shares) on January 1 2000. Section 162(m) of the Internal Revenue Code and the rules of the New York Stock Exchange condition effectiveness of these amendments on stockholder approval.

SUMMARY OF THE INCENTIVE PLAN AND THE AMENDMENTS

    The following description of the Incentive Plan is qualified in its entirety by reference to the plan, which, in its amended form, is attached hereto as Appendix A. Other than increasing the number of shares available under the Incentive Plan on an aggregate and individual basis, the proposed amendments will not change the terms and conditions of the plan.

    The Incentive Plan provides for the issuance of stock options or restricted stock to key employees of the Company that are selected by the Stock Plan Committee of the Board of Directors (the "Administrator"). The maximum number of key employees currently eligible to participate is approximately ten. The total number of shares that may be issued or transferred under the Incentive Plan during any year is 1.5% of the total issued and outstanding shares of the Company (excluding treasury shares) on January 1 of that year, subject to adjustment for stock splits, stock dividends and similar occurrences. In accordance with such formula, grants for a total of 1,337,809 shares may be made during 2000. If the proposed amendments are approved, this would be increased to 1,783,746. In addition, the Incentive Plan also currently provides that the number of shares of stock with respect to which grants may be made to any one individual in any calendar year may not exceed 75% of the number of shares of stock available for grants during 1994, subject to adjustment for stock splits, stock dividends and similar occurrences. In accordance with such formula, grants for a maximum of 905,620 shares may be made to any individual in any year. If the proposed amendments are approved, this number would increase to 1,337,809. The Administrator may amend, alter, suspend or discontinue the Incentive Plan at any time without stockholder approval, except as required by applicable law. The Incentive Plan is of unlimited duration.

    Any options which may be granted will be at such price as may be determined by the Administrator, which may not be less than 100% of fair market value on the date of grant. Payment for option exercises may be by cash or by delivery of shares of the Company's common stock that have been owned for at least six months, a full recourse promissory note or an irrevocable commitment of a securities broker to sell the shares and remit the exercise price to the Company. Options generally vest at the rate of 25% per year for each of the first four years following the grant, although alternate vesting schedules may be established by the Administrator. Vested portions of options may be exercised at any time prior to the expiration of the option. Unless otherwise determined by the Administrator, upon termination of employment, unvested options expire and vested options may be exercised for only a limited period. Options cannot have a term of more than ten years. The fair market value of the Company's common stock on February 29, 2000, was $42.25 per share.

    Recipients of restricted stock awards do not pay any cash consideration to the Company for the shares. Restricted stock grants generally vest at the rate of 25% per year for each of the first four years following the grant, although alternate vesting schedules may be established by the Administrator. In addition, the Administrator may make grants subject to performance conditions. Pursuant to a performance condition, the amount of a restricted stock award is subject to reduction, pursuant to a formula specified in the Incentive Plan, if the Company's earnings per share for the performance period do not equal or exceed the earnings per share target for the period set by the Administrator. Grants vest immediately and automatically upon the occurrence of a Change in Control (as defined in the plan). Unvested shares may not be sold or transferred by the holder and are forfeited by the holder upon the termination of his employment, unless otherwise determined by the Administrator. The holder of a restricted stock award does, however, have the right to vote all shares subject to such grant, and receive all dividends with respect to such shares, whether or not the shares have vested. (The Company does not currently pay dividends.)

FEDERAL INCOME TAX CONSEQUENCES

    The amendments will have no effect upon the tax consequences to recipients of awards made under the Incentive Plan. Nor will the amendments have any effect upon the tax consequences to the Company of restricted stock grants not made subject to a performance condition.

    With respect to a restricted stock award granted after the meeting and made subject to a performance condition, the holder will recognize ordinary income when the award vests. The Company will be entitled to a deduction equal to the amount of income recognized by the holder of such a restricted stock award subject to a performance condition. However, if the plan is not re-approved by stockholders, deductibility by the Company with respect to such a restricted stock award may be limited by Section 162(m) of the Internal Revenue Code.

REQUIRED VOTE

    The affirmative vote of the holders of a majority of the outstanding shares of Common Stock present in person or by proxy at the Meeting and entitled to vote is required for approval of the proposal. The total vote cast on the proposal also must equal or exceed at least 50% of the number of shares of Common Stock outstanding on the Record Date.

BOARD RECOMMENDATION

    THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE PROPOSAL RELATING TO THE INCENTIVE PLAN. PROXIES SOLICITED BY THE BOARD WILL BE SO VOTED UNLESS STOCKHOLDERS SPECIFY A CONTRARY CHOICE IN THEIR PROXIES.

              PROPOSAL REGARDING THE ANNUAL PERFORMANCE BONUS PLAN

    At the 2000 Annual Meeting of Stockholders, the stockholders will be asked to ratify amendments to the Annual Performance Bonus Plan ("Performance Plan") and to re-approve the Performance Plan as a whole. Section 162(m) of the Internal Revenue Code requires that the stockholders re-approve the material terms of the Performance Plan at least every five years. Therefore, in addition to ratification of the amendments described below, the Company is also asking stockholders to re-approve the Performance Plan in order to satisfy
Section 162(m). The following description of the Performance Plan is qualified in its entirety by reference to the Performance Plan, which is attached hereto as Appendix B.

SUMMARY OF THE ANNUAL PERFORMANCE BONUS PLAN

    The Performance Plan provides for the annual grant of cash bonuses to elected executive officers and to such other senior executives as may be designated from time to time by the Administrator of the Performance Plan (which is currently the Compensation Committee of the Board of Directors). As of the date of this Proxy Statement, the Company had seven participants in the Performance Plan. The Administrator has the authority to alter, amend or discontinue the Performance Plan at any time without stockholder approval, except as required by applicable law. Each year, the Administrator will establish a target bonus for each participating executive. The Administrator will also establish a target earnings per share for the Company. If that target earnings per share is actually achieved, each participating individual will receive his target bonus. If the actual earnings per share varies from the goal, the individual's bonus will also vary, in direct proportion to the variance between actual earnings per share and target earnings per share, as provided by the Performance Plan. However, no individual may receive a bonus in any year in excess of twice his or her target bonus for that year and no bonus will be paid if actual earnings are less than 50% of target earnings. In addition, no individual may receive a bonus in any year in excess of five times the highest bonus paid to any executive officer with respect to 1995 (as reported in the Summary Compensation Table of the Proxy Statement for the 1996 Annual Meeting of Stockholders). Bonuses payable under the performance Plan are intended to be performance based and deductible under Section 162(m) of the Internal Revenue Code.

PROPOSAL

    The Company's compensation philosophy over the last several years has evolved toward making a greater percentage of each executive's annual compensation contingent on company performance. An example of this is the allocation of cash compensation between base salary (which is not performance based) and bonus (which is performance based). The Compensation Committee views this as a positive development for stockholders, as it more closely aligns the interests of executives with the interests of stockholders by making a larger percentage of compensation contingent upon Company performance. However, the Compensation Committee's ability to continue this trend is restricted by the terms of the Performance Plan, which limits bonuses thereunder to any individual in any year to five times the bonus paid for 1995, which means that the maximum bonus payable to any individual in any year is $3,233,435. The proposed amendments would raise this upper limit to four times the highest bonus paid for 1999, as reported in this proxy statement, effective commencing with 2000, thus raising the annual limit to $6,374,324 and giving the Compensation Committee more flexibility in future years in fashioning compensation arrangements that link pay to performance. Establishing the target level of bonuses would remain at the discretion of the Compensation Committee. Section 162(m) of the Internal Revenue Code requires that stockholders approve this amendment in order for the new upper limit to be effective.

    Accordingly, stockholders are asked to ratify amendments to the Performance Plan that substitute the clause "but in no event may such amount be in excess of four times the highest bonus paid by the Company to any Eligible Executive with respect to 1999, as reported by the Company in its Proxy Statement for the 2000 Annual Meeting of Stockholders" for the clause "but in no event may such amount be in excess of five times the highest bonus paid by the Company to any Eligible Executive with respect to 1995, as reported by the Company in its Proxy Statement for the 1996 Annual Meeting of Stockholders" each of the three times such clause appears in the Performance Plan.

FEDERAL INCOME TAX CONSEQUENCES

    The amendments will have no effect upon the tax consequences to recipients of performance bonuses paid under the Performance Plan. Subject to the approval by the stockholders of the proposal described herein, the Company will be entitled to a deduction equal to the amount of income recognized by the recipient of a performance bonus. However, if the proposal is not approved by stockholders, and the Compensation Committee implements alternative methods of paying bonuses in lieu of the Performance Plan, the future deductibility by the Company of any such bonuses may be limited by Section 162(m) of the Internal Revenue Code.

REQUIRED VOTE

    The affirmative vote of the holders of a majority of the outstanding shares of Common Stock present in person or by proxy at the Meeting and entitled to vote is required for approval of the proposal. The total vote cast on the proposal also must equal or exceed at least 50% of the number of shares of Common Stock outstanding on the Record Date.

BOARD RECOMMENDATION

    THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE PROPOSAL RELATING TO THE PERFORMANCE PLAN. PROXIES SOLICITED BY THE BOARD WILL BE SO VOTED UNLESS STOCKHOLDERS SPECIFY A CONTRARY CHOICE IN THEIR PROXIES.

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
                            AND CERTAIN TRANSACTIONS

    The Compensation Committee is composed of Frederick P. Furth, Andrew S. Berwick, Jr., and Thomas J. Ryan.

    ISU Insurance Services of San Francisco has acted as broker and paying agent for the Company with respect to certain of the Company's insurance policies. Total payments received by ISU Insurance Services of San Francisco for these services (net of amounts paid to ISU Insurance Services and remitted to the insurance carriers) aggregated approximately $250,000 in 1999 and are expected to aggregate a similar amount in 2000. Mr. Ryan is Chairman of ISU Insurance Services of San Francisco, the stock of which is owned by members of Mr. Ryan's family. ISU Insurance Services of San Francisco is a franchisee of ISU International, a corporation of which Mr. Ryan is Chairman of the Board and Chief Executive Officer and a majority of whose stock is owned by Mr. Ryan.

    Frederick A. Richman, a director, is a partner in the law firm of O'Melveny & Myers, which has performed legal services for the Company from time to time. Amounts paid by the Company to O'Melveny & Myers have not been material to the Company, O'Melveny & Myers or Mr. Richman.

         BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

    Notwithstanding anything to the contrary set forth in any of the Company's previous or future filings under the Securities Act of 1933 or the Securities Exchange Act of 1934 that might incorporate by reference this Proxy Statement or future filings with the Securities and Exchange Commission, in whole or in part, the following report shall not be deemed to be incorporated by reference into any such filings.

    The Compensation Committee, after consultation with and upon the recommendation of an outside compensation consulting firm, developed the philosophy statement set forth below, which it has followed in every year since 1989, when it was first adopted:

    "Compensation policies and practices, and other related programs, will be developed and designed in line with the following statement of compensation philosophy:

    The overriding objective of the Company's compensation and benefit program is to attract, retain and reward talented employees through programs that also align with and support the Company's goals and strategies.

    A competitive compensation package will be provided for all positions:

    - Positions that participate in short-term incentive plans because of their significant impact on short-term performance will have salaries that are set at the 50th percentile. Additional short-term incentive pay will allow total annual pay at the 75th percentile if target performance is achieved.

    - Key executives with significant impact on the long-term performance of the Company will also participate in long-term incentive plans (stock and/or cash plans) that will result in total target pay at the 90th percentile if short- and long-term performance targets are achieved.

    Survey data reflective of relevant labor markets will be used to determine actual pay levels that are consistent with desired competitive levels. In addition to external pay data, internal relationships among positions and differences in impact and importance of positions will influence pay. All compensation programs will incorporate "pay for performance" concepts by allowing pay of individual employees to vary according to individual, unit and company performance:

    - Performance planning and appraisal systems, together with incentive programs where appropriate, will direct and reward effort and performance of employees."

    The Committee believes that setting compensation at levels designed to attract and retain key individuals is critical to the success of a personnel services business in which there are few tangible assets and in which people represent the true "assets" of the Company. The Committee notes that the labor market is the tightest it has been in 30 years, leading to intense competition for employees at all levels. The Committee is also mindful of the fact that the Company's industry is fractured with a myriad of private firms owned by entrepreneurial individuals representing the Company's most effective competition in many markets. Successful competitors generate large financial rewards to the owners as the Company knows from its acquisitions of such firms over the years. It is imperative that the Company's compensation program provide significant cash and equity incentives to its key managers so as to compete with both public and private companies for this talent and the Committee believes the Company's compensation program achieves this result. Annual base salaries, bonuses, restricted stock and stock option awards are all designed to achieve the above-specified goals. Generally, annual bonus awards are based upon earnings per share, and each executive's bonus is increased or decreased, according to a formula, in relation to how the actual earnings per share compares with the target earnings per share for the year set by the Committee. The Committee believes that the emphasis placed upon equity grants (restricted stock and stock options) aligns the interest of the officers with those of the stockholders, and makes a significant portion of executive compensation contingent upon long-term positive share price performance.

    In establishing compensation levels for the Chief Executive Officer, the Compensation Committee followed the guidelines and policies described above. In addition, the Committee also considered several subjective factors related to the Company's business. These included, among other things, the Company's strong cash position and its continued generation of strong cash flow, the Company's performance relative to both its public and private competitors, the Chief Executive Officer's ability to develop and maintain significant business relationships for the Company and the complexity of managing an international service business.

    The Committee also notes the following items:

    1. The Company had record revenues of $2.1 billion in 1999, a 16% increase over 1998 and the eighth consecutive year in which revenues increased over the prior year.

    2. The Company had record earnings per share of $1.53 in 1999, the eighth consecutive year in which earnings per share increased over the prior year.

    3. In January 2000, the Company appeared on the FORBES "Platinum List" of top business services firms for return on equity and growth in revenue and net income.

    4. In February 2000, FORTUNE magazine ranked the Company number one among staffing firms for the second consecutive year on its list of "America's Most Admired Companies."

    In determining executive compensation, the Compensation Committee considers, among other factors, the possible tax consequences to the Company and to the executives. However, tax consequences, including but not limited to tax deductibility by the Company, are subject to many factors (such as changes in the tax laws and regulations or interpretations thereof and the timing and nature of various decisions by executives regarding options and other rights) that are beyond the control of either the Compensation Committee or the Company. In addition, the Compensation Committee believes that it is important for it to retain maximum flexibility in designing compensation programs that meet its stated objectives. For all of the foregoing reasons, the Compensation Committee, while considering tax deductibility as one of its factors in determining compensation, will not limit compensation to those levels or types of compensation that will be deductible. The Compensation Committee will, of course, consider alternative forms of compensation, consistent with its compensation goals, that preserve deductibility.

Andrew S. Berwick, Jr.
                               Frederick P. Furth
                                                                  Thomas J. Ryan

                         INDEPENDENT PUBLIC ACCOUNTANTS

    The Board has selected Arthur Andersen LLP, independent public accountants, to audit the books, records and accounts of the Company during 2000. Arthur Andersen LLP has acted as auditors of the Company and its predecessor since 1977. Representatives of that firm will be present at the Meeting and will have the opportunity to make a statement if they desire to do so. They will also be available to respond to questions.

                             STOCKHOLDER PROPOSALS

    In order to be included in the Company's proxy statement and form of proxy for the 2001 Annual Meeting of Stockholders, a stockholder proposal must, in addition to satisfying the other requirements of the Securities and Exchange Commission's rules and regulations, be received at the principal executive offices of the Company not later than November 24, 2000. Any stockholder proposal not intended for inclusion in the Company's proxy statement and form of proxy must, in addition to satisfying the other requirements of the Company's By-laws, be received at the principal executive offices of the Company between February 3, 2001 and March 5, 2001, inclusive, in order to be presented at the 2001 Annual Meeting.

                                 OTHER MATTERS

    The proxy holders are authorized to vote, in their discretion, upon any other business that comes before the Meeting and any adjournment of the Meeting. The Board knows of no other matters which will be presented to the Meeting.

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                          STEVEN KAREL
                                          SECRETARY

Menlo Park, California
March 24, 2000

    YOU ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, YOU ARE REQUESTED TO SIGN AND RETURN THE ACCOMPANYING FORM IN THE ENCLOSED, POST-PAID ENVELOPE. ALTERNATIVELY, YOU MAY, IF YOU WISH, VOTE VIA THE INTERNET OR VIA TOLL-FREE TELEPHONE CALL FROM A TOUCH-TONE TELEPHONE IN THE U.S. BY FOLLOWING THE DIRECTIONS ON THE ENCLOSED FORM.

                                                                      APPENDIX A

                         ROBERT HALF INTERNATIONAL INC.
                             EQUITY INCENTIVE PLAN
                                  (AS AMENDED)

    1. PURPOSES. The principal purposes of the Robert Half International Inc. Equity Incentive Plan (the "Plan") are: (a) to improve individual employee performance by providing long-term incentives and rewards to key employees of the Company, (b) to assist the Company in attracting, retaining and motivating key employees with experience and ability, and (c) to align the interests of such employees with those of the Company's stockholders.

    2. DEFINITIONS. Unless the context clearly indicates otherwise, the following terms, when used in this Plan, shall have the meanings set forth below:

    (a) "Administrator" means either the Board of Directors or a committee of the Board of Directors of the Company, the composition and the size of which shall cause such committee to satisfy the requirements of Rule 16b-3 of the Exchange Act with respect to officers and directors.

    (b) "Board" means the Board of Directors of the Company.

    (c) "Change in Control" means the occurrence of any of the following:

    (i) Any person or group (as such terms are defined in Section 13(d)(3) of the Exchange Act), other than an employee benefit plan sponsored by the Company or a subsidiary thereof or a corporation owned (directly or indirectly), by the stockholders of the Company in substantially the same proportions of the ownership of stock of the Company, shall become the beneficial owner of securities of the Company representing 20% or more, or commences a tender or exchange offer following the successful consummation of which the offerer and its affiliates would beneficially own securities representing 20% or more, of the combined voting power of then outstanding securities ordinarily (and apart from rights accruing in special circumstances) having the right to vote in the election of directors, as a result of a tender or exchange offer, open market purchases, privately negotiated purchases or otherwise; PROVIDED, HOWEVER, that a Change in Control shall not be deemed to include the acquisition by any such person or group of securities representing 20% or more of the Company if such party has acquired such securities not with the purpose nor with the effect of changing or influencing the control of the Company, nor in connection with or as a participant in any transaction having such purposes or effect, including, without limitation, not in connection with such party (A) making any public announcement with respect to the voting of such shares at any meeting to consider a merger, consolidation, sale of substantial assets or other business combination or extraordinary transaction involving the Company, (B) making, or in any way participating in, any "solicitation" of "proxies" (as such terms are defined or used in Regulation 14A under the Exchange Act) to vote any voting securities of the Company (including, without limitation, any such solicitation subject to Rule 14a-11 under the Exchange Act) or seeking to advise or influence any party with respect to the voting of any voting securities of the Company, directly or indirectly, relating to a merger or other business combination involving the Company or the sale or transfer of substantial assets of the Company, (C) forming, joining or in any way participating in any "group" within the meaning of Section 13(d)(3) of the Exchange Act with respect to any voting securities of the Company, directly or indirectly, relating to a merger or other business combination involving the Company or the sale or transfer of any substantial assets of the Company, or (D) otherwise acting, alone or in concert with others, to seek control of the Company or to seek to control or influence the management or policies of the Company.

    (ii) The stockholders of the Company shall approve any plan or proposal for the liquidation or dissolution of the Company.

   (iii) A change in the composition of the Board of Directors of the Company occurring within a two-year period, as a result of which fewer than a majority of the directors are Incumbent Directors. "Incumbent Directors" shall mean directors who either (A) are directors of the Company as of the date hereof, or
(B) are elected, or nominated for election, to the Board of Directors of the Company with the affirmative votes of at least a majority of the Incumbent Directors at the time of such election or nomination (but shall not include an individual whose election or nomination is in connection with an actual or threatened proxy contest relating to the election of directors to the Company). As a result of or in connection with any cash tender offer, merger, or other business combination, sale of assets or contested election, or combination of the foregoing, the persons who were directors of the Company just prior to such event shall cease within one year to constitute a majority of the Board.

    (iv) The Company's stockholders approve a definitive agreement providing for a transaction in which the Company will cease to be an independent publicly owned corporation.

    (v) The stockholders of the Company approve a definitive agreement (A) to merge or consolidate the Company with or into another corporation in which the holders of the Stock immediately before such merger or reorganization will not, immediately following such merger or reorganization, hold as a group on a fully-diluted basis both the ability to elect at least a majority of the directors of the surviving corporation and at least a majority in value of the surviving corporation's outstanding equity securities, or (B) to sell or otherwise dispose of all or substantially all of the assets of the Company.

    (d) "Common Stock" or "Stock" means Robert Half International Inc. Common Stock, par value $.001 per share.

    (e) "Company" means Robert Half International Inc., its divisions and direct and indirect subsidiaries.

    (f) "Continuous Employment" means employment with the Company or any Subsidiary, or serving as a director or consultant to the Company or any Subsidiary, without any termination or leave of absence, except for a leave of absence approved by the Company or any Subsidiary which is less than six consecutive months in duration.

    (g) "Disability" or "Disabled" shall mean (i) a physical or mental condition which, in the judgment of the Administrator based on competent medical evidence satisfactory to the Administrator (including, if required by the Administrator, medical evidence obtained by an examination conducted by a physician selected by the Administrator), renders Holder unable to engage in any substantial gainful activity for the Company and which condition is likely to result in death or to be of long, continued and indefinite duration, or (ii) a judicial declaration of incompetence.

    (h) "Eligible Employee" means an employee of the Company or any Subsidiary (including an employee who is a director and/or officer) who, as determined by the Administrator in its sole discretion, has and exercises management functions and responsibilities.

    (i) "Exchange Act" means the Securities Exchange Act of 1934, as amended.

    (j) "Fair Market Value" means the closing sales price on the New York Stock Exchange or the NASDAQ National Market System, as the case may be, on the date the value is to be determined as reported in THE WALL STREET JOURNAL (Western Edition). If there are no trades on such date, the closing price on the latest preceding business day upon which trades occurred shall be the Fair Market Value. If the Stock is not listed in the New York Stock Exchange or quoted on the NASDAQ National Market System, the Fair Market Value shall be determined in good faith by the Administrator.

    (k) "Grant" shall mean an Option or a Restricted Stock Award.

    (l) "Grant Date" means the date a Grant is made under the Plan.

    (m) "Holder" means the recipient of a Grant pursuant to this Plan.

    (n) "Issue Date" means the date on which shares of Stock subject to a Restricted Stock Award are issued or transferred by the Company to the account of an Eligible Employee who has received such grant.

    (o) "Minimum Withholding Taxes" means any applicable federal, state and local income and other employment taxes which the Company is required to withhold in connection with (i) the lapse of restrictions on Stock subject to a Restricted Stock Award, (ii) the exercise of an Option, or (iii) the making of an election under Section 83(b) of the Internal Revenue Code with respect to a Restricted Stock Award.

    (p) "Offer" means a tender offer or an exchange offer for the Company's
Stock.

    (q) "Option" or "Stock Option" means a right granted under the Plan to a Holder to purchase shares of Common Stock at a fixed price for a specified period of time.

    (r) "Option Price" means the price at which a share of Common Stock covered by an Option granted hereunder may be purchased.

    (s) "Optionee" means an Eligible Employee who has received a Stock Option granted under the Plan.

    (t) "Restricted Stock Award" means a grant described in Section 6 of the Plan.

    (u) "Securities Act" means the Securities Act of 1933, as amended.

    (v) "Subsidiary" means a "subsidiary" corporation as defined in
Section 424(f) of the Internal Revenue Code of 1986, as amended.

    (w) "Vested" means that portion of a Grant with respect to which the Vesting Date has arrived or passed.

    (x) "Vesting Date" means the date specified in Section 5 or 6 hereof, as the case may be, or such other date as shall be established by the Administrator or otherwise on the Grant Date or thereafter.

    (y) "Voting Shares" means the outstanding shares of the Company entitled to vote for the election of Directors.

    3. STOCK AVAILABLE. The number of shares of Stock for which Grants may be made during each calendar year shall, commencing with the year 2000, be that number which is equal to 2% of the number of issued and outstanding shares of Common Stock of the Company (excluding treasury shares) as of January 1 of such year. Any shares of Common Stock covered by Options which have terminated or expired prior to exercise or have been cancelled without value shall not be counted against the annual limit and shall be available for further grants hereunder and shares constituting the portion of a Restricted Stock Award that is forfeited before any dividends are paid upon such forfeited shares shall not be counted against the annual limit and shall be available for further grants hereunder. The foregoing number of shares available for Grants shall be subject to any adjustments which may be made pursuant to Section 12 hereof. Shares of Stock used for Options may be either shares of authorized but unissued Common Stock or treasury shares or both. Shares of Stock used for Restricted Stock Awards shall be treasury shares to the extent that treasury shares are available, and, if no treasury shares are available, Restricted Stock Awards shall be authorized but unissued Common Stock.

    4. PARTICIPANTS. From time to time the Administrator shall, in its sole discretion, but subject to all of the provisions of the Plan, determine which Eligible Employees will be given Grants under the Plan, the number of Options or shares of Restricted Stock to be granted to each such Eligible Employee and the terms, conditions and restrictions of each such Grant. In making such determinations, the Administrator shall take into account the nature of services rendered and to be rendered by the respective recipients, their present and potential contribution to the Company's success and such other factors as the Administrator in its discretion deems relevant to the accomplishment of the purposes of the Plan. In any year, the Administrator may approve Options to Eligible Employees subject to differing terms and conditions and

Restricted Stock Awards to Eligible Employees subject to differing terms and conditions. During any calendar year, the number of shares of Stock with respect to which Options or Restricted Stock are granted to any one individual may not exceed 1.5% of the number of issued and outstanding shares of Common Stock as of January 1, 2000, subject to adjustment pursuant to Section 12 hereof.

    5. OPTIONS. Each Option granted hereunder shall be in writing and shall contain such terms and conditions as the Administrator may determine, subject to the following:

    (a) PRICE. The Option Price shall be not less than 100% of the Fair Market Value of Common Stock on the Grant Date.

    (b) TERM AND EXERCISE. Options granted hereunder shall have a term of no longer than ten years from the Grant Date. An Option may be exercised only as to those portions of the Option that have Vested. Stock Options must be exercised for full shares of Common Stock.

    (c) INCENTIVE STOCK OPTIONS. No Option granted hereunder shall be deemed an Incentive Stock Option (as such term is defined in the Internal Revenue Code) unless (a) such Option is designated as an Incentive Stock Option at the time of grant by the Administrator and (b) such Option otherwise meets the requirements for Incentive Stock Options specified in the Internal Revenue Code. However, no Option designated as an Incentive Stock Option shall contain any restrictions upon the ability of the Holder to dispose of Stock acquired upon the exercise thereof other than as provided elsewhere in this Plan. During the life of the Plan, the total number of shares for which Incentive Stock Options may be granted may not exceed ten times the number of shares available for Grants under the Plan during the first calendar year in which the Plan is in effect.

    (d) VESTING. Unless otherwise determined by the Administrator, each Option shall Vest as to twenty-five percent (25%) of the Stock covered by such Option on each of the first through fourth anniversaries of the Grant Date. Notwithstanding the foregoing, the Administrator may accelerate Vesting, in whole or in part, under such terms and conditions as the Administrator deems appropriate.

    (e) EXERCISE OF OPTION. To exercise an Option, the Holder shall give written notice of exercise to the Company, specifying the number of shares of Common Stock to be purchased and identifying the specific Options that are being exercised. From time to time the Administrator may establish procedures relating to such exercises. An Option is exercisable during a Holder's lifetime only by the Holder or, with respect to options that are not designated as Incentive Stock Options, under such other circumstances as may be permitted by Rule 16b-3, or any successor rule, under the Exchange Act and all interpretations of the staff of the Securities and Exchange Commission thereunder.

    (f) PAYMENT OF OPTION PRICE. The purchase price for Options being exercised must be paid in full at time of exercise. Payment shall be, at the option of the holder at the time of exercise, by any combination of cash, check or delivery of shares of Common Stock that have been owned by Holder for at least six months. If all or a portion of the purchase price is paid by delivery of shares, the shares shall be valued at the Fair Market Value of such shares on the date of exercise. In addition, unless the Administrator determines otherwise at the time of grant, payment of the Option Price and of Minimum Withholding Taxes may be made by (i) full recourse promissory note (secured or unsecured), payable on such terms and bearing such interest as the Administrator may determine or (ii) delivery (on a form acceptable to the Administrator) of an irrevocable direction to a securities broker to sell shares of Common Stock and to deliver part of the sales proceeds to the Company in payment of the full exercise price and Minimum Withholding Taxes and receipt of written confirmation from the securities broker of receipt of such irrevocable direction, the number of shares sold, the price at which sold and the date of sale.

    (g) NONTRANSFERABILITY OF OPTIONS. Options are not transferable except by will, by the laws of descent and distribution, or, with respect to options that are not designated as Incentive Stock Options, pursuant to a domestic relations order or under such other circumstances as the Administrator may determine.

    6. RESTRICTED STOCK AWARDS. Each Restricted Stock Award made under the Plan shall contain the following terms, conditions and restrictions and such additional terms, conditions and restrictions as may be determined by the Administrator at the time of grant.

    (a) RIGHTS WITH RESPECT TO SHARES OF STOCK. Upon written acceptance by the Eligible Employee of restrictions and other terms and conditions described in the Plan and in the instrument evidencing such Restricted Stock Award, the Eligible Employee shall be a Holder, and the Company shall cause to be issued or transferred to the name of the Holder a certificate or certificates for the number of shares of Stock granted. From and after the Issue Date, the Holder shall have absolute ownership of such shares of Stock, including the right to vote and to receive dividends thereon, subject to the terms, conditions and restrictions described in the Plan and in the instrument evidencing the grant of such Restricted Stock Award.

    (b) RESTRICTIONS ON TRANSFER. Shares covered by a Restricted Stock Award may not be sold, assigned, pledged, transferred or otherwise conveyed in any manner until the Vesting Date for such shares.

    (c) VESTING. Unless otherwise determined by the Administrator, each Restricted Stock Award shall Vest as to twenty-five percent (25%) of the Stock covered by such grant on each of the first through fourth Vesting Dates which occur following the related Grant Date of such Restricted Stock Award. Notwithstanding the foregoing, the Administrator may accelerate the lapsing of restrictions on a Restricted Stock Award, in whole or in part under such terms and conditions as the Administrator deems appropriate.

    (d) AUTOMATIC VESTING IN SPECIAL CIRCUMSTANCES. Any provisions herein to the contrary notwithstanding, a Restricted Stock Award shall automatically become Vested upon (a) the Death or Disability of the Holder or (b) the occurrence of a Change in Control.

    (e) AGREEMENT BY HOLDER REGARDING WITHHOLDING TAXES. Each Holder granted a Restricted Stock Award shall represent in writing that such Holder acknowledges that, with respect to each Restricted Stock Award held by such Holder,
(i) Minimum Withholding Taxes shall be due with respect to shares of Stock covered by such award, (ii) payment of Minimum Withholding Taxes to the Company is the responsibility of Holder and (iii) payment of such Minimum Withholding Taxes may require a significant cash outlay by Holder.

    (f) ELECTION TO RECOGNIZE GROSS INCOME IN THE YEAR OF GRANT. If any Holder properly elects within thirty (30) days of the Grant Date to include in gross income for federal income tax purposes an amount equal to the fair market value of the shares of Stock on the Grant Date, such Holder shall pay in cash to the Company in the calendar month of such Grant Date, or make arrangements satisfactory to the Administrator to pay to the Company, any Minimum Withholding Taxes required to be withheld with respect to such shares.

    (g) CONSIDERATION. Recipients of Restricted Stock Awards made in treasury shares shall not be required to pay any consideration to the Company. Recipients of Restricted Stock Awards made in the form of previously unissued shares shall be required to pay such minimum consideration, if any, as may be required by applicable law. The Administrator shall determine the form of consideration at the time of the award, which may include services rendered prior to the award.

    (h) PERFORMANCE CONDITIONS. If so determined by the Administrator, any grant of Restricted Shares shall be made subject to a Performance Condition in addition to any vesting requirements imposed upon such grant. Such Performance Condition shall operate as specified in this paragraph (h).

    (1) As used in this paragraph (h), the following terms shall have the indicated meanings:

    CERTIFICATION DATE means the date that the Administrator makes its written certification of a Final Restricted Stock Award.

    EPS means fully diluted earnings per share, determined in accordance with generally accepted accounting principles. For purposes of the foregoing sentence, earnings shall mean income before extraordinary items, discontinued operations and cumulative effect of changes in accounting principles and after full accrual for the bonuses paid under this Plan.

    EPS RATIO means the result obtained by dividing Preliminary EPS by Target
EPS.

    FINAL RESTRICTED STOCK AWARD means the product of the Multiplier and the Original Restricted Stock Award.

    MEASUREMENT YEAR means (a) in the case of a grant made in the first fiscal quarter of a fiscal year, that fiscal year or (b) in the case of a grant made in the second, third or fourth quarters of a fiscal year, the subsequent fiscal year.

    MULTIPLIER means (a) the sum of 0.1 and the EPS Ratio, if the EPS Ratio is greater than or equal to 0 and less than 0.9, (b) 1, if the EPS Ratio is greater than or equal to 0.9, or (c) 0, if the EPS Ratio is less than 0.

    NINE-MONTH PERIOD means the first three fiscal quarters of the Bonus Year.

    ORIGINAL RESTRICTED STOCK AWARD means the number of shares initially granted pursuant to a Restricted Stock Award made subject to a Performance Condition.

    PRELIMINARY EPS means 1.334 multiplied by EPS for a Nine-Month Period.

    TARGET EPS means the EPS goal for the Performance Period set with respect to a Restricted Stock Award made subject to a Performance Condition.

    (2) A Restricted Stock Award shall be subject to a Performance Condition only if the Administrator makes such a determination on the Grant Date or if the Holder consents thereto.

    (3) If a Restricted Stock Award is made subject to a Performance Condition, the Administrator shall, not later than the end of the second calendar month of the Measurement Year, determine the Target EPS for such award.

    (4) After the public release by the Company of its unaudited results for the third fiscal quarter of the Measurement Year, the Chief Financial Officer shall, with respect to each Restricted Stock Award made subject to a Performance Condition, (a) calculate the Preliminary EPS, (b) determine the Multiplier,
(c) calculate the Final Restricted Stock Award, and (d) deliver such calculation to the Administrator.

    (5) The Administrator shall, prior to the end of the Measurement Year, review the information submitted by the Chief Financial Officer and certify, in writing, each Final Restricted Stock Award.

    (6) To the extent that a Final Restricted Stock Award is less than the Original Restricted Stock Award, the number of shares of the Original Restricted Stock Award representing the difference shall be forfeited by the Holder. The Final Restricted Stock Award shall bear the same vesting schedule as the Original Restricted Stock Award, and on each Vesting Date the percentage of the Final Restricted Stock Award that vests shall be the same as the percentage of the Original Restricted Stock Award that would have vested had no shares been forfeited as a result of the performance condition.

    (7) If all or a portion of a Restricted Stock Award made subject to a Performance Condition shall vest prior to the Certification Date by reason of death, Disability or a Change in Control, then the Performance Condition shall be cancelled and none of such shares shall be subject to reduction or forfeiture as provided by the Performance Condition. Such shares shall be released to Holder in accordance with the terms of this plan relating to vested shares.

    (8) If all or a portion of a Restricted Stock Award made subject to a Performance Condition shall vest prior to the Certification Date for any reason other than death, Disability or a Change in Control, no shares shall be released to the Holder until after the Certification Date. No such vesting prior to the Certification Date shall in any way be deemed a satisfaction, waiver or cancellation of the Performance Condition, and such Restricted Stock Award shall remain subject to reduction and forfeiture as provided by the Performance Condition.

    (i) ALTERNATIVE PERFORMANCE CONDITIONS. If so determined by the Administrator, any grant of Restricted Shares shall be made subject to an Alternative Performance Condition in addition to any vesting requirements imposed upon such grant. Such Alternative Performance Condition shall operate as specified in this paragraph (i).

    (1) As used in this paragraph (i), the following terms shall have the indicated meanings:

    CERTIFICATION DATE means the date that the Administrator makes its written certification of a Final Restricted Stock Award.

    ACTUAL EPS means fully diluted earnings per share for the Performance Period, determined in accordance with generally accepted accounting principles. For purposes of the foregoing sentence, earnings shall mean income before extraordinary items, discontinued operations and cumulative effect of changes in accounting principles and after full accrual for the bonuses paid under this Plan.

    EPS RATIO means the result obtained by dividing Actual EPS by Target EPS.

    FINAL RESTRICTED STOCK AWARD means the product of the Multiplier and the Original Restricted Stock Award.

    MULTIPLIER means (a) the sum of 0.1 and the EPS Ratio, if the EPS Ratio is greater than or equal to 0 and less than 0.9, (b) 1, if the EPS Ratio is greater than or equal to 0.9, or (c) 0, if the EPS Ratio is less than 0.

    ORIGINAL RESTRICTED STOCK AWARD means the number of shares initially granted pursuant to a Restricted Stock Award made subject to an Alternative Performance Condition.

    PERFORMANCE PERIOD means the period of service to which the Alternative Performance Condition relates.

    TARGET EPS means the EPS goal set with respect to a Restricted Stock Award made subject to an Alternative Performance Condition.

    (2) A Restricted Stock Award shall be subject to an Alternative Performance Condition only if the Administrator makes such a determination on the Grant Date or if the Holder consents thereto.

    (3) If a Restricted Stock Award is made subject to an Alternative Performance Condition, the Administrator shall establish the Performance Period and Target EPS for such award no later than the time permitted by section 162(m) of the Internal Revenue Code.

    (4) After the public release by the Company of its unaudited results for the last fiscal quarter of the Performance Period, the Chief Financial Officer shall, with respect to each Restricted Stock Award made subject to an Alternative Performance Condition, (a) calculate the Actual EPS, (b) determine the Multiplier, (c) calculate the Final Restricted Stock Award, and (d) deliver such calculation to the Administrator.

    (5) The Administrator shall review the information submitted by the Chief Financial Officer and certify, in writing, each Final Restricted Stock Award.

    (6) To the extent that a Final Restricted Stock Award is less than the Original Restricted Stock Award, the number of shares of the Original Restricted Stock Award representing the difference shall be forfeited by the Holder. The Final Restricted Stock Award shall bear the same vesting schedule as the Original Restricted Stock Award, and on each Vesting Date the percentage of the Final Restricted Stock

Award that vests shall be the same as the percentage of the Original Restricted Stock Award that would have vested had no shares been forfeited as a result of the Alternative Performance Condition.

    (7) If all or a portion of a Restricted Stock Award made subject to an Alternative Performance Condition shall vest prior to the Certification Date by reason of death, Disability or a Change in Control, then the Alternative Performance Condition shall be cancelled and none of such shares shall be subject to reduction or forfeiture as provided by the Alternative Performance Condition. Such shares shall be released to Holder in accordance with the terms of this plan relating to vested shares.

    (8) If all or a portion of a Restricted Stock Award made subject to an Alternative Performance Condition shall vest prior to the Certification Date for any reason other than death, Disability or a Change in Control, no shares shall be released to the Holder until after the Certification Date. No such vesting prior to the Certification Date shall in any way be deemed a satisfaction, waiver or cancellation of the Alternative Performance Condition, and such Restricted Stock Award shall remain subject to reduction and forfeiture as provided by the Alternative Performance Condition.

    7. WITHHOLDING TAXES. In order to enable the Company to meet any applicable foreign, federal (including FICA), state and local withholding tax requirements, a Holder shall be required to pay the Minimum Withholding Taxes. No share of stock will be delivered to any Holder until Minimum Withholding Taxes have been paid. At the option of the Holder, withholding taxes may be paid by any combination of (a) cash, (b) reduction in the number of shares deliverable to Holder (in the case of an Option) or by surrendering a portion of the Restricted Stock Award to the Company (in either case "Share Reduction"),
(c) delivery to the Company of other shares of Common Stock owned by Holder ("Share Delivery") or (d) any other means approved or ratified by the Administrator. If withholding taxes are paid by Share Reduction or Share Delivery, such shares shall be valued at the Fair Market Value as of the date of exercise or vesting. A Holder may elect to have additional shares delivered pursuant to Share Delivery above the amount required to satisfy Minimum Withholding Taxes. However, total combined Share Reduction and Share Delivery may not exceed the total taxes that Holder will have to pay (assuming Federal and state taxes are imposed at his marginal rate) by reason of the exercise or vesting. In addition, any use of Share Delivery in excess of Minimum Withholding Taxes must by effected with shares that have been held at least six months. In the event that Minimum Withholding Taxes are not paid by Holder, to the extent permitted by law the Company shall have the right, but not the obligation, to cause such withholding taxes to be satisfied by Share Reduction or by offsetting such withholding taxes against amounts otherwise due from the Company to the Holder.

    8. RESTRICTIVE LEGENDS; TRANSFER RESTRICTIONS; CUSTODY. So long as any restrictions or obligations imposed pursuant hereto shall apply to a share of Stock (including, but not limited to, the restrictions or obligations imposed pursuant to Sections 5(f), 5(h), 6(b), 6(e), 6(f) and 7 hereof), each certificate evidencing such share shall bear an appropriate legend referring to the terms, conditions and restrictions. In addition, the Company may instruct its transfer agent that shares of Stock evidenced by such certificates may not be transferred without the written consent of the Company. Any attempt to dispose of such shares of Stock in contravention of such terms, conditions and restrictions shall be invalid. Certificates representing shares that have not Vested or with respect to which Minimum Withholding Taxes have not been paid will be held in custody by the Company or such bank or other institution designated by the Administrator.

    9. TERMINATION OF CONTINUOUS EMPLOYMENT. If the Holder's Continuous Employment with the Company or any Subsidiary shall terminate for any reason, then, with respect to any portion of a Grant that has not Vested prior to or concurrently with such termination (a) in the case of an Option, all rights to such portion that has not Vested shall terminate and (b) in the case of a Restricted Stock Award, all rights to the shares covered by any portion thereof that has not Vested shall be forfeited; provided, however, that the Administrator, in its sole discretion within ninety (90) days of such termination of Continuous Employment, may notify the Holder in writing that the Holder's rights in such portion that has not Vested will not terminate or be forfeited and that the Holder shall continue to be the owner thereof, subject to such continuing restrictions as the Administrator may prescribe in such notice. Options then held by the Holder which are Vested at the date of termination shall continue to be exercisable by the Holder, or, if applicable, Holder's estate, until the earlier of 90 days after such date or the expiration of such Options in accordance with their terms. Notwithstanding the foregoing, (i) the Administrator may in its sole discretion extend the period during which an Option may be exercised following termination of employment at any time, provided that any such extension does not exceed the Option's normal termination date, and (ii) if exercise of an Option during the 90-day period described in the previous sentence would subject the Holder to liability under Section 16 of the Exchange Act, such Option shall be exercisable until the earliest of
(a) its normal termination date and (b) seven months after the last transaction in Common Stock by the Holder prior to termination.

    10. ADMINISTRATION. The Plan shall be administered by the Administrator, which shall have full power and authority to administer and interpret the Plan and to adopt such rules, regulations, agreements, guidelines and instruments for the administration of the Plan as the Administrator deems necessary or advisable. The Administrator's powers include, but are not limited to (subject to the specific limitations described herein), authority to determine the employees who shall receive Grants under the Plan, determine the size and applicable terms and conditions of Grants to be made to such employees, determine the time when Grants will be made and authorize Grants to Eligible Employees.

    The Administrator's interpretations of the Plan, and all actions taken and determinations made by the Administrator concerning any matter arising under or with respect to the Plan or any Grants hereunder, shall be final, binding and conclusive on all interested parties. The Administrator may delegate ministerial functions hereunder, such delegation to be subject to such terms and conditions as the Administrator in its discretion shall determine. The Administrator may as to all questions of accounting rely conclusively upon any determinations made by the independent public accountants of the Company.

    11. COMPLIANCE WITH SECURITIES LAWS. No Option may be exercised and no Stock may be issued pursuant to an Option or transferred pursuant to a Restricted Stock Award unless the Administrator shall determine that such exercise, issuance or transfer complies with all relevant provisions of law, including, without limitation, the Securities Act, the Exchange Act, applicable state securities laws, and rules and regulations promulgated under each of the foregoing, and the requirements of any stock exchange upon which the Stock may then be listed or quotation system upon which the Stock may be quoted, and shall be further subject to the approval of counsel for the Company with respect to such compliance. If the Stock subject to this Plan is not registered under the Securities Act and under applicable state securities laws, the Administrator may require that the Holder deliver to the Company such documents as counsel for the Company may determine are necessary or advisable in order to substantiate compliance with applicable securities laws and the rules and regulations promulgated thereunder.

    12. ADJUSTMENT FOR CHANGE IN STOCK SUBJECT TO PLAN. In the event of any change in the outstanding shares of Common Stock by reason of any stock split, stock dividend, recapitalization, merger, consolidation, combination, spin-off or exchange of shares or other similar corporate change, appropriate adjustments shall be made by the Administrator in the number of shares of Stock subject to this Plan, the number of shares of Stock covered by each Grant and, in the case of Options, the Option Price of such Option. Any such adjustment shall be determined by the Administrator in its sole discretion, which determination shall be conclusive and binding for all purposes of the Plan. Any new or additional Stock to which a Holder of a Restricted Stock Award may be entitled shall be subject to all the terms and conditions set forth in Section 6 of this Plan. If fractional shares become due to any Holder as a result of any adjustment, the Company may, at its option, pay cash in lieu thereof.

    13. NO RIGHTS TO GRANTS OR EMPLOYMENT. No employee or other person shall have any claim or right to a Grant under the Plan. Receipt of a Grant under the Plan shall not give an employee any rights to receive any other Grant under the Plan. Neither the Plan nor any action taken hereunder shall be construed as giving any employee any right to be retained in the employ of the Company or any Subsidiary.

    14. RIGHTS AS SHAREHOLDER. A Holder under the Plan shall have no rights as a holder of Common Stock with respect to Options granted hereunder, unless and until certificates for shares of Common Stock are issued to such Holder.

    15. PLAN UNFUNDED. The Plan shall be unfunded. Except for reserving a sufficient number of authorized shares to the extent required by law to meet the requirements of the Plan, the Company shall not be required to establish any special or separate fund or to make any other segregation of assets to assure the payment of any grant under the Plan.

    16. NO ASSIGNMENT. Except as specifically provided by law (including the laws of descent and distribution) and elsewhere herein, no right or benefit under, or interest in, the Plan shall be subject to assignment, and no such right, benefit or interest shall be subject to attachment or legal process for or against Holder or his or her beneficiaries, as the case may be.

    17. GOVERNING LAW. This Plan shall be governed by and construed in accordance with the laws of the State of Delaware.

    18. INDEMNIFICATION OF ADMINISTRATOR. Members of the group constituting the Administrator shall be indemnified for actions with respect to the Plan to the fullest extent permitted by the Certificate of Incorporation, as amended, and the By-laws of the Company and by the terms of any indemnification agreement that has been or shall be entered into from time to time between the Company and any such persons.

    19. HEADINGS. The headings used in this Plan are for convenience only, and shall not be used to construe the terms and conditions of the Plan.

    20. AMENDMENT. The Administrator may, at any time, amend, suspend or terminate the Plan, in whole or in part, provided that no such action shall adversely affect any rights or obligations with respect to any Grants theretofore made hereunder. The Administrator may amend or cancel the terms and conditions of any outstanding Grant, determine whether cash will be paid or Grants will be made in replacement of, or as alternatives to, outstanding Grants or grants under any other incentive compensation plan; provided, however, that no such change shall be adverse to the Holder thereof without such Holder's consent.

    21. EFFECTIVE DATE, TERMINATION. This Plan shall become effective upon approval by the stockholders of the Company, and shall remain in effect until terminated by the Board of Directors or Administrator.

                                                                      APPENDIX B

                         ROBERT HALF INTERNATIONAL INC.
                         ANNUAL PERFORMANCE BONUS PLAN

    1. DEFINITIONS. As used in this Plan, the following terms shall have the meanings set forth below:

        ADMINISTRATOR means a committee appointed by the Board of Directors of the Company, which committee shall not have less than two Board members and shall be disinterested within the meaning of Regulation 16b-3 under the Securities Exchange Act of 1934.

        ANNUAL DETERMINATION means the Target EPS and Target Bonuses determined annually by the Administrator, as described in Section 4 of this Plan.

        AWARD DATE means the date that the Administrator makes its written certification of a Bonus pursuant to Section 5 or Section 6.

        BONUS means a Preliminary Bonus, a Final Bonus, or both.

        BONUS YEAR means the fiscal year with respect to which a Bonus is paid pursuant to the Plan.

        COMPANY means Robert Half International Inc., a Delaware corporation.

        ELIGIBLE EXECUTIVE means (a) any elected executive officer of the Company and (b) any executive of the Company who has senior management functions and responsibilities, as designated by the Administrator.

        EPS means fully diluted earnings per share, determined in accordance with generally accepted accounting principles. For purposes of the foregoing sentence, earnings shall mean income before extraordinary items, discontinued operations and cumulative effect of changes in accounting principles and after full accrual for the bonuses paid under this Plan.

        FAIR MARKET VALUE of the Stock for a specified date means the closing sales price of the Stock on the New York Stock Exchange, as reported in THE WALL STREET JOURNAL (Western Edition), on such date or, if there are no trades on such date, the closing price on the latest preceding business day upon which trades occurred.

        FINAL BONUS means the Year-End Bonus less the Preliminary Bonus, but only if such number is greater than zero.

        FINAL EPS means EPS calculated as of the end of a fiscal year.

        FINAL MULTIPLIER means (a) the Final Ratio, if the Final Ratio is greater than or equal to .5 and less than or equal to 2, (b) 2, if the Final Ratio is greater than 2, or (c) 0, if the Final Ratio is less than .5.

        FINAL RATIO means the result obtained by dividing Final EPS by Target
EPS.

        NINE-MONTH PERIOD means the first three fiscal quarters of the Bonus
Year.

        PLAN means this Annual Performance Bonus Plan.

        POTENTIAL YEAR-END BONUS means, with respect to each Eligible Executive, the product of the Final Multiplier and such Eligible Executive's Target Bonus, but in no event may such amount be in excess of four times the highest bonus paid by the Company to any Eligible Executive with respect to 1999, as reported by the Company in its Proxy Statement for the 2000 Annual Meeting of Stockholders.

        PRELIMINARY BONUS means, with respect to each Eligible Executive, 85% of the Product of the Preliminary Multiplier and such Eligible Executive's Target Bonus, but in no event may such amount be in excess of four times the highest bonus paid by the Company to any Eligible Executive with respect to 1999, as reported by the Company in its Proxy Statement for the 2000 Annual Meeting of Stockholders.

        PRELIMINARY EPS means 1.334 multiplied by EPS for a Nine-Month Period.

        PRELIMINARY MULTIPLIER means (a) the Preliminary Ratio, if the Preliminary Ratio is greater than or equal to .5 and less than or equal to 2,
(b) 2, if the Preliminary Ratio is greater than 2, or (c) 0, if the Preliminary Ratio is less than .5.

        PRELIMINARY RATIO means the result obtained by dividing Preliminary EPS by Target EPS.

        REPAYMENT AMOUNT means that amount calculated in accordance with
Section 7.4 hereof.

        STOCK means the Common Stock, $.001 par value, of the Company.

        TARGET BONUS means that amount set forth, with respect to each Eligible Executive, in an Annual Determination.

        TARGET EPS means the EPS goal set annually by the Administrator, as set forth in an Annual Determination.

        YEAR-END BONUS means, with respect to each Eligible Executive, that amount that the Administrator determines in accordance with Section 6 hereof, but in no event may such amount be in excess of four times the highest bonus paid by the Company to any Eligible Executive with respect to 1999, as reported by the Company in its Proxy Statement for the 2000 Annual Meeting of Stockholders.

    2. PURPOSE. The purpose of the Plan is to attract, retain and motivate key senior management employees by providing additional compensation, in accordance with the terms and conditions set forth herein, based on the Company's earnings.

    3. ADMINISTRATION. The Administrator is authorized to construe and interpret the Plan, to prescribe, amend and rescind rules and regulations relating to the Plan, and to make all determinations and to take all actions necessary or advisable for the Plan's administration. Whenever the Plan authorizes or requires the Administrator to take any action, make any determination or decision, or form any opinion, then any such action, determination, decision or opinion by or of the Administrator shall be in the absolute discretion of the Administrator and shall be final and binding upon all persons in interest, including the Company and all Eligible Executives.

    4. ANNUAL DETERMINATION. On an annual basis, not later than the end of the first fiscal quarter of the Bonus Year, the Administrator shall determine the following with respect to the Bonus Year:

        (i) the Eligible Executives;

        (ii) the Target EPS for the Bonus Year;

       (iii) the Target Bonus for the Bonus Year for each Eligible Executive;
    and

        (iv) such other matters as are appropriate with respect to the Plan (together, the "Annual Determination").

    5. DETERMINATION OF PRELIMINARY BONUS. Within five business days after the public release by the Company of its audited results for the third fiscal quarter of the Bonus Year, the Chief Financial Officer shall (a) calculate the Preliminary EPS, (b) determine the Preliminary Multiplier for the Bonus Year,
(c) calculate, with respect to each Eligible Executive, his Preliminary Bonus,
(d) deliver each calculation to the Administrator. The Administrator shall, prior to the end of the Bonus Year, review the information submitted by the Chief Financial Officer and certify, in writing, each Eligible Executive's Preliminary Bonus.

    6. DETERMINATION OF YEAR-END BONUS. Within ten business days after the public release by the Company of its audited results for the Bonus Year, the Chief Financial Officer shall (a) calculate the Final EPS, (b) determine the Final Multiplier for the Bonus Year, (c) calculate, with respect to each Eligible Executive, the Potential Year-End Bonus and (d) deliver such calculations to the Administrator. The Administrator shall, within 90 days of the end of the Bonus Year, review the information submitted by the Chief Financial Officer and certify, in writing, each Eligible Executive's Year-End Bonus, which shall be the Potential Year-End Bonus; provided, however, that if any Eligible Executive's Potential Year-End Bonus is greater than such Eligible Executive's Preliminary Bonus, the Administrator may, in its sole discretion, reduce such Year-End Bonus to such amount that is not less than the Eligible Executive's Preliminary Bonus as the Administrator may determine.

    7. BONUS PAYMENTS. Each Eligible Executive shall be paid a Bonus in accordance with the following:

        7.1. PRELIMINARY BONUS. The Company shall pay the Preliminary Bonus to each Eligible Executive after such Preliminary Bonus is certified by the Administrator but prior to the end of the Bonus Year. Notwithstanding the foregoing, or anything appearing elsewhere herein, if an Eligible Executive is not employed by the Company on the date that Preliminary Bonuses are certified by the Administrator, then a pro-rated Preliminary Bonus shall be paid to such Eligible Executive (a) if the termination of employment was by reason of the Eligible Executive's death, (b) as provided by any agreement or arrangement in existence on the date the Plan was approved by the stockholders or (c) under such circumstances as the Administrator, in its sole discretion, may determine; otherwise, no Preliminary Bonus in any amount shall be paid to such Eligible Executive.

        7.2. FINAL BONUS. The Company shall pay the Final Bonus to each Eligible Executive after such Final Bonus is certified by the Administrator but prior to the end of the first fiscal quarter following the Bonus Year. Notwithstanding the foregoing, or anything appearing elsewhere herein, if an Eligible Executive is not employed by the Company on the last day of the Bonus Year, then a pro-rated Final Bonus shall be paid to such Eligible Executive
(a) if the termination of employment was by reason of the Eligible Executive's death, (b) as provided by any agreement or arrangement in existence on the date the Plan was approved by the stockholders or (c) under such circumstances as the Administrator, in its sole discretion, may determine; otherwise, no Final Bonus in any amount shall be paid to such Eligible Executive.

        7.3. STOCK IN LIEU OF CASH. At the discretion of the Administrator on the Award Date, up to 100% of any Final Bonus may be paid in shares of Stock rather than in cash. Any such shares shall be valued at their Fair Market Value on the Award Date. Fractional shares may not be granted. Any shares granted pursuant to this Section 7.3 shall not be subject to forfeiture for any reason, but shall be subject to a restriction that prevents any disposition thereof for a period of six months and one day from the Award Date.

        7.4. REPAYMENT OF PRELIMINARY BONUS. If the Year-End Bonus for an Eligible Executive is less than such Eligible Executive's Preliminary Bonus, such Eligible Executive shall repay such difference (the "Repayment Amount") within fifteen (15) business days of notification thereof. To the extent the Repayment Amount is unpaid, the Company shall, consistent with applicable law, be entitled to deduct the Repayment Amount from any other amounts due by the Company to such Eligible Executive, and to pursue any and all other legal and equitable remedies to recover such Repayment Amount.

    8. EMPLOYMENT. The selection of an employee as an Eligible Executive shall not affect any right of the Company to terminate, with or without cause, such person's employment at any time.

    9. WITHHOLDING TAXES. The Company shall, to the extent permitted by law, have the right to deduct from a Bonus any federal, state or local taxes of any kind required by law to be withheld with respect to such Bonus.

    10. AMENDMENT, SUSPENSION OR TERMINATION OF THE PLAN. The Administrator may at any time amend, alter, suspend, or discontinue this Plan.

    11. INDEMNIFICATION OF ADMINISTRATOR. Indemnification of members of the group constituting the Administrator for actions with respect to the Plan shall be in accordance with the terms and conditions of separate indemnification agreements, if any, that have been or shall be entered into from time to time between the Company and any such person.

    12. HEADINGS. The headings used in this Plan are for convenience only, and shall not be used to construe the terms and conditions of the Plan.

                        ROBERT HALF INTERNATIONAL INC.
                             2884 SAND HILL ROAD
                             MENLO PARK, CA 94025

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Harold M. Messmer, Jr. and Andrew S. Berwick, Jr. as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side hereof, all the shares of common stock of Robert Half International Inc. held of record by the undersigned on March 9, 2000 at the annual meeting of stockholders to be held on May 4, 2000 or any adjournment thereof.






                                  (CONTINUED AND TO BE SIGNED ON REVERSE SIDE.)

                                                                   ------------
                                                                    See Reverse
                                                                        Side
                                                                   ------------



-------------------------------------------------------------------------------
                  TRIANGLE   FOLD AND DETACH HERE  TRIANGLE


               YOU MAY VOTE IN ANY OF THE FOLLOWING THREE WAYS:

1. Mark, sign and date the attached proxy card and return it in the enclosed envelope.

2. Vote via the internet at http://www.eproxy.com/rhi. You will need the Control Number that appears in the box in the lower right corner of the reverse side of this card.

3. Vote by telephone by calling 1-800-840-1208 from a touch-tone telephone in the U.S. There is no charge for this call. You will need the Control Number that appears in the box in the lower right corner of the reverse side of this card.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF
          DIRECTORS OF THE COMPANY.                          -----  Please mark
                                                               X   your choices
                                                             -----   like this


THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ALL NOMINEES NAMED IN PROPOSAL 1 AND FOR PROPOSALS 2 AND 3.

-------------------------------------------------------------------------------

1. Election of Directors: [01] Andrew S. Berwick, Jr., [02] Frederick P. Furth, [03] M. Keith Waddell.

/ / FOR all nominees listed  / / WITHHOLD AUTHORITY
    above (except as marked      to vote for all
    to the contrary below)       nominees listed above

(INSTRUCTION: To withhold authority to vote for any individual nominee, write nominee's name on the space provided below.)


--------------------------------------------------

2.  Proposal regarding the Equity Incentive Plan.

/ / FOR          / / AGAINST          / / ABSTAIN


--------------------------------------------------

3.  Proposal regarding the Annual Performance Bonus
    Plan.

/ / FOR          / / AGAINST          / / ABSTAIN


--------------------------------------------------

4. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

-------------------------------------------------------------------------------

                                 __ __    Please sign exactly as name appears
                                      |   hereon. When shares are held by joint
                                      |   tenants, both should sign. When
                                      |   signing as attorney, executor,
                                          administrator, trustee or guardian,
                                          please give full title as such. If a
                                          corporation, please sign in full
                                          corporation name by President or
                                          other authorized officer. If a
                                          partnership, please sign in
                                          partnership name by authorized
                                          person.

                                          Date __________________________, 2000

                                          Signature ___________________________

                                          Signature, if held jointly __________



           PLEASE MARK, SIGN, DATE AND RETURN PROXY CARD PROMPTLY
                        USING THE ENCLOSED ENVELOPE.
-------------------------------------------------------------------------------
                  TRIANGLE   FOLD AND DETACH HERE  TRIANGLE


               YOU MAY VOTE IN ANY OF THE FOLLOWING THREE WAYS:

1. Mark, sign and date the attached proxy card and return it in the enclosed envelope.

2. Vote via the internet at http://www.eproxy.com/rhi. You will need the Control Number that appears in the box in the lower right corner of this card.

3. Vote by telephone by calling 1-800-840-1208 from a touch-tone telephone in the U.S. There is no charge for this call. You will need the Control Number that appears in the box in the lower right corner of this card.